UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March  6, 2009

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois 60602
(Address of principal executive offices)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on April 3, 2009.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including the current global financial crisis that began in 2007; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2008. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: March 2009

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through March 4, 2009. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
22 W. Washington
Chicago, IL 60606

Cost-Savings Plan

1.              Can you quantify the cost save initiatives please or at least offer some additional insights in each of the initiatives?  When do you expect your expense initiatives to be fully phased-in?  In terms of bonus expense, will this shift to more equity versus cash relative to the past? Also, given the large increase in headcount year-over-year in 2008 even excluding the acquisitions, are you looking to maybe reduce headcount in certain areas rather than just freeze hiring? Finally, given pressure on revenue, any shift in strategy to possibly accelerate [moving] certain positions to lower-cost locations outside of the US?

We’ve already implemented numerous cost-savings measures, and the majority of the steps we’ve taken were effective January 1, 2009. We aren’t disclosing the expected total savings from our cost-containment initiatives, but some of the major steps we have taken (ranked in order of their impact on costs) include:

•                  Reducing 2009 bonus expense (for bonuses to be paid in 2010)

•                  Suspending 401(k) match for our U.S. employees

•                  Eliminating most previously planned new hires

•                  Reducing sales commission expense

•                  Cutting travel and entertainment expense

•                  Suspending salary increases

In our 2008 Annual Report on Form 10-K, we disclosed that matching contributions to our 401(k) plan totaled $6.6 million in 2008.

Regarding your question about bonus compensation, we expect that equity grants will make up a greater portion of total incentive compensation in 2009, but that’s a function of lower bonuses rather than a shift toward higher equity grants.

Given the uncertainty in the business environment, we’re looking at many different options for additional cost reductions in 2009. We’re scrutinizing all elements of our cost structure and trying to maintain the appropriate balance of taking prudent near-term steps without making cuts that could harm the long-term prospects of our business. We’ve taken many steps to avoid job cuts, but we can’t rule out changes in our staffing levels if business conditions continue to weaken. We already have sizeable offshore data centers in China and India, and we don’t currently have plans to move more of our staff to these locations.

2.              What is your target for operating expense reduction this year? Without a sense for what your stated cost cuts add up to (at least in ballpark figures) it’s impossible to understand/quantify their impact. Given the uncertainty regarding revenue growth/erosion in this environment, some detail on expenses would be much appreciated and seems necessary for a prudent person to maintain an investment in your business.

We’re not disclosing a target for our operating expense reduction in 2009 for two main reasons: 1) it would conflict with our policy of not giving financial forecasts, and 2) our cost-savings efforts are still in process, and we’re continuing to adjust our plans and estimates as business conditions change. Overall, our goal is to keep changes in our operating expense in line with revenue to the extent that we can.

We recently disclosed some specific operating expense changes for 2009 in our 10-K:

•                  We made 401(k) matching contributions of $6.6 million in 2008, which we do not expect to recur in 2009.

•                  Intangible amortization expense will increase in 2009 because we’ll have a full year of amortization expense for acquisitions that we made in 2008. We estimate that aggregate amortization expense for intangible assets will be $20.2 million in 2009.

•                  In addition, about $4.0 million of 2008 lease-related costs will not recur in future quarters because we will no longer incur lease costs for both our new and former corporate headquarters in Chicago.

3.              If it’s not possible to give guidance on potential cost-saves, could you speak to whether you are going to be able to keep expenses in line with revenue growth/erosion this year? The last time costs were a focus (2001), you were able to take them down nearly 22% and brought them to more realistic levels relative to sales. I assume that’s more difficult given the size/scope of current operations vs. then, but if revenue fell 10%, would you be able to cut operating expenses 10% and thus preserve margins?

Our goal is to keep our operating expense in balance with revenue as much as we can. We’ve already implemented many steps to reduce our operating costs this year, but we don’t know if we will be able to make 1:1 reductions.

Effective Tax Rate

4.              Can you explain the tax benefit in Q4 in greater detail.  Do you expect any portion of this to repeat?  What is the run rate tax rate we should expect in ‘09 given the greater mix of international revenues from prior years?

There were two major factors that contributed to our lower effective tax rate in the fourth quarter and full-year 2008: a decrease in our U.S. state tax rate following a 2007 change in state tax law and a significantly larger benefit from stock-option transactions compared with previous years. We expect the lower state rate to provide an ongoing benefit to our tax rate. With incentive stock option transactions, we receive a tax benefit when our employees exercise incentive stock options and sell the underlying shares within one year of the exercise date. This reduces our effective tax rate, but the value of this benefit varies from year to year, and we can’t predict the amount or timing of the tax benefits we receive.

We provide more detail on the factors that affected our tax rate in the table included in Note 15 of the Notes to Our Consolidated Financial Statements, which is on page 91 of our 2008 Annual Report on Form 10-K.

We don’t provide public financial forecasts, so we’re not going to provide an estimated tax rate for 2009. Also, our tax rate varies depending on many different factors, which we can’t always control or predict.

Impact of Financial Turmoil

5.

What do you see in terms of the ongoing financial turmoil, its impact on large financial institutions and broker-dealers as it relates to your advisors segment and also institutional workstation sales? Advisor workstation subscription growth was still positive from last quarter despite all the turmoil however you’ve stated in the past these are typically multi-year contracts. What is the average length of contracts for Workstation? Principia?

The financial crisis has had two main effects on these areas: lengthening the sales cycle and increasing pressure on renewal pricing. With new business, we’ve been seeing longer sales cycles, tightening budgets, and more review by senior management at client organizations. Because of adverse market conditions, it’s been more difficult for us to increase licensed users and contract pricing upon renewal. As a result, our renewal and retention rates for Advisor Workstation and Principia have both declined from previous levels.

For Principia, the majority of our business is based on one-year subscriptions. With Advisor Workstation, though, many of our contracts have multi-year terms, with an average contract length of three years. This has mitigated the effect of the downturn on our Advisor Workstation business to some extent. The growth in Advisor Workstation licenses in 2008 partly reflects additional users from existing clients, as well as new clients.

Operating Margin

6.              Can you talk a little in terms of why the Individual segment experienced the large improvement in the operating margin yr/yr whereas the other two segments were either flat or slightly down?

In the fourth quarter of 2008, the Individual segment operating margin was up 3.6 percentage points to 26.3%, compared with a 0.8 percentage point increase for the Advisor segment and a 7.6 percentage point decline in the Institutional segment.

The operating margin in the Individual segment rose mainly because of a reduction in production and fulfillment costs as a percentage of revenue, as well as lower bonus expense, general and administrative costs, and development and marketing expense as a percentage of revenue. In the Advisor segment, the operating margin rose modestly because bonus expense and other general and administrative expense declined as a percentage of revenue, but these declines were partially offset by increases in other area, such as higher rent and utilities, depreciation and amortization.

In the Institutional segment, about one-third of the decrease in operating margin came from acquisitions. Some of operations we acquired in 2008—which are mainly in the Institutional segment—have lower operating margins than our existing business. The remaining margin decrease was the result of revenue declining at a faster rate than operating expense, particularly with our Investment Consulting service. This business segment—and Investment Consulting in particular—has high fixed costs that tend to increase or decrease at a slower rate than revenue.

Morningstar.com Premium Service

7.              Are you planning on increasing prices for premium subscription service to Morningstar.com?  Reducing prices?

We implemented a moderate price increase for our Premium Membership service in January 2009, as we typically do once a year. We currently charge $174 for an annual subscription to our Premium service in the United States. We’re always looking to make sure our prices are optimum for the environment, so we continually evaluate their appropriateness.

Investment Consulting

8.              In the last two quarters you have reported several large client losses in your investment consulting practice totaling revenue of $17mm for 2008:

•	Why did your clients leave? [cost of service, performance, internal issues at these clients, something else?]
•	Do these losses represent a trend or have the renewal rates with your other clients been stronger? What drives the discussion about contract renewal? Where did the clients that you lost go?
•

How many investment consulting clients do you have? What percent of revenues do the top 10 remaining investment consulting clients have? The loss of these clients represents approximately 22% of your investment consulting revenue in 2008 so they were meaningful clients for this product.

•	What is the average contract length with investment consulting clients?
•	Who does Morningstar believe are the key competitors for the investment consulting product?

We’ve previously disclosed that during 2008, one of our Investment Consulting clients informed us that it was not planning to renew its contract. In the first quarter of 2009, we did not reach an agreement on renewal terms with another consulting client. Combined, these two contracts represented about $17 million of revenue in 2008.

We would describe the loss of both of these clients as largely driven by pricing and market forces. The first client elected to start providing investment advisory services in-house, and the second client was looking to cut costs dramatically. We had the option of continuing our work with them, but we weren’t able to reach agreement on renewal terms.

All told, we currently have about 100 clients that use our Investment Consulting services. Not including the two clients that aren’t renewing, our 10 largest clients in this area made up about 45% of Investment Consulting revenue in 2008.

Our average contract length in Investment Consulting is about three years.

Some of our major competitors in this area are Mercer, Russell Investments, and Wilshire Associates, as well as some smaller firms in the retirement consulting business.

9.              Can you remind us of the reasons why some of the large financial institutions including many large financial institutions come to you for outsourcing some of their investment consulting business?

Many large financial institutions use our Investment Consulting services because of our depth and breadth of data, expertise in independent investment research, proprietary analytical tools, and well-respected brand name among individual investors and financial advisors. Some institutions outsource consulting services to complement their strengths with an external area of expertise, fill gaps in an investment offering, offer an independent investment perspective, or leverage our established investment process.

With Morningstar Associates, we emphasize innovative, customized solutions that improve the investor experience and help our clients differentiate their businesses. Our team of investment consultants draws on both quantitative research tools and qualitative expertise to assess investment programs, provide detailed analysis of performance and portfolio characteristics, and make comprehensive recommendations for improvement. Clients often use Morningstar Associates because of its core capabilities in plan evaluation and design, manager search, investment monitoring, and portfolio construction. Our consulting services draw on Morningstar, Inc.’s history of analyzing investments for the past 25 years, as well as an understanding of how to best educate and empower investors. Our investment professionals have extensive knowledge about a wide range of investment vehicles, strategies, investment managers, and investment firms. Our comprehensive data on underlying portfolio holdings is another differentiating factor. We place a strong emphasis on fundamental analysis, and our investment professionals combine their analysis of an investment and its underlying holdings with knowledge of the manager to identify the highest-quality investments.

Ibbotson Associates’ Investment Consulting unit is a leading authority on asset allocation and draws on its knowledge of capital markets and portfolio building to construct portfolios from the top down, starting at the asset class level. Ibbotson develops customized asset allocation programs for mutual fund firms, banks, broker-dealers, and insurance companies. Ibbotson provides a range of consulting services, including licensing its asset allocation models, providing consulting services, and acting as a portfolio subadvisor. Ibbotson works with different types of investment options, including mutual funds, variable annuities, and exchange traded funds, and provides both strategic and dynamic asset allocation services.

10.       Has anything become less attractive from a client’s perspective in regards to coming to you for such services?

The biggest change we’ve seen is that many of our clients have become more price-sensitive. Because of the global financial crisis and the resulting investor uncertainty, many asset management firms and other financial services companies have been under pressure to reduce costs. Some of these firms have begun to provide certain services, particularly investment advisory services, in-house rather than hiring external service providers.

11.       Why do these large institutions outsource some assets (portfolios) but not others?  What’s been the common driver in such mandates in the past?

There are a few different reasons large institutions may choose to outsource some of their assets to Morningstar Associates or Ibbotson Associates, so it’s hard to point to a single common driver. Some of the key reasons institutions often turn to us include our depth and breadth of data, expertise in independent investment research, proprietary analytical tools, and well-respected brand name among individual investors and financial advisors. Institutions also value our expertise in specific areas, including fund lineup design and evaluation; manager search and selection; investment monitoring; and portfolio construction, including asset allocation and fund selection. For Morningstar Associates, many of our clients value the customized solutions and marketing/communications support we provide. With Ibbotson Associates, many clients value our expertise in asset allocation theory and practice and the rigorous academic framework behind our investment process.

12.       Can you talk a little in terms of the reasons why you were unable to re-sign a client in Q1.  Would this impact the full quarter Q1?

We weren’t able to reach agreement on renewal terms with one of our larger clients because of issues related to pricing and the market environment. The contract doesn’t expire until May, so we don’t expect the loss of this contract to impact our first-quarter revenue.

13.       Who are your competitors in this business?  Are they getting more aggressive?

Our Investment Consulting business competes primarily with Mercer, Russell Investments, and Wilshire Associates, as well as some smaller firms in the retirement consulting business. Without commenting on any of these companies specifically, we’d agree that the overall competitive environment has been more intense in the current market downturn.

14.       What types of conversations are you having with your investment consulting clients?  I know the first client departure decided to bring the service in-house, did this second client indicate the same reason or was it something different?  Are you experiencing pricing pressures in investment consulting?

Yes, we are experiencing pricing pressures in our Investment Consulting business. Because of the market downturn and asset losses from redemptions, many institutional firms have been under pressure to reduce costs.

The conversations we’re having with our clients cover a variety of topics, including recent changes in the financial sector, the uncertainty they’re facing in their business, how we can work with them to align our products and services to meet their needs, and pricing issues. In general, we are finding that these conversations are both longer and more difficult than in the past.

The second client that elected not to renew is moving to another third-party provider rather than bringing services in-house. As mentioned in our response to question #12, this client was looking to dramatically reduce costs. We weren’t able to reach agreement on renewal terms because of pricing issues.

New Products and Initiatives

15.       What are some of the new products/initiatives that you are working on and what’s the time frame for their launch?

Right now, we’re focusing on enhancing our major product platforms. Some of the main initiatives we have planned for 2009 include:

•                  Create bundled equity services including real-time quotes, fundamental equity data, analyst research, and company filing research and alert services

•                  Create a global platform for retail investment Web sites outside the United States (beginning with Canada) and launch new retail investment Web sites in India, Mexico, South Africa and New Zealand

•                  Establish Portfolio Builder (part of Advisor Workstation) as a retirement platform, with broad capabilities in retirement income and retirement planning, as well as custom client allocation and fund selection

•                  Continue scaling up the qualitative fund research we recently launched in Europe and Asia

•                  Launch Morningstar Direct 4.0

Morningstar.com Premium Service in non-U.S. Markets

16.       You’ve noted plans to relaunch foreign sites with premium subscriptions. Can you provide more detail on the following:

•                  What is the schedule/number for these relaunches?

•                  How much will you charge for premium access and what premium content will be “behind the wall” for subscribers?

•                  Any broader sense of the financial impact of these rollouts—i.e., premium content requires additional analysis/analysts, so will expenses rise before we see additions to revenue here? Or are the costs already largely in your cost base?

•                  Is this going to be financially material in 2009, or is the effort a longer run proposition that won’t be meaningful to premium Web site revenue for a few years?

•                  Who are your target premium customers overseas? Obviously there is a potentially vast addressable market. But I assume the early adopters will primarily be financial advisers, fund companies, etc.

•                  With regard to the US, it seems prudent to assume premium subscriptions to morningstar.com are maturing and will ebb and flow with broader drivers (global AUM, markets, GDP). Is that a prudent way to view that portion of the business?

We currently offer Premium Membership service in Australia, China, the United States, and the United Kingdom (through our Hemscott.com site). In 2009, we plan to merge Hemscott.com with our Morningstar.com.uk site and launch a new Premium offering in Italy. We expect to roll out Premium service in most of our remaining operations sometime over the next couple of years, although we haven’t established a specific time frame.

We typically focus our Premium Membership service on analyst reports and other value-added content, such as some of our portfolio tools. We haven’t announced Premium pricing for our new non-U.S. sites, and prices vary by market.

We’ve already hired many fund analysts outside of the United States, so many of the costs of creating Premium content are already in our cost base. We view this as a longer-run proposition and don’t expect a large amount of Premium revenue from these sites right away.

Our target customer for Premium service outside the United States is similar to our existing Premium customers in the United States: mainly experienced investors who are actively involved in the investing process and want to take charge of their own investment decisions. We’re also planning to market our service to individuals who seek third-party sources to validate the advice they receive from brokers or financial planners. We may also reach some financial advisors and institutions with Premium content, although this isn’t our main target market.

Our Morningstar.com Premium service is well-established in the United States, but we don’t view it as a fully mature product. We’re continuing our efforts to expand beyond our current reach and believe this service still has growth potential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: March 6, 2009	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary